Exhibit 4.3
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
ESPAIDER AMENDMENT No.: 04209/19

8TH AMENDMENT TO THE EQUIPMENT SUPPLY AGREEMENT Entered into on June 26, 2014.
NET+PHONE TELECOMUNICAÇÕES LTDA., limited liability company, headquartered at Avenida Brigadeiro Faria Lima, No. 1.384, 7º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. 06.066.832/0001-97, herein represented pursuant to its Bylaws, hereinafter referred to as “CLIENT 1”;
PAGSEGURO INTERNET S.A., corporation, headquartered at Avenida Brigadeiro Faria Lima, 1384, 4th floor, Parte A, City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”, and jointly with CLIENT 1, as “CLIENTS”;
PAX BR COMÉRCIO E SERVIÇOS LTDA., limited liability company, headquartered at Rua Santa Mônica, No. 281, Bloco A, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. 11.603.135/0001-68, herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “PAX”; and
TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS LTDA., limited liability corporation, headquartered in the City of Manaus, State of Amazonas, at Avenida Ministro Mario Andreazza, No. 4.120, Postal Code 69.075-830, enrolled with CNPJ/MF under No. 21.785.364/0001-02, herein represented pursuant to its Articles of Incorporation, hereinafter referred to simply as “TRANSIRE”.
CLIENT 1, CLIENT 2, PAX and TRANSIRE are hereinafter jointly referred to as “Parties”, and individually as “Party”.
WHEREAS:
(i)The Parties have executed the Equipment Supply Agreement (“Agreement”) as of June 26, 2014, with subsequent amendments on October 21, 2014, July 3, 2015, October 8, 2015, May 20, 2016, December 9, 2016, February 6, 2017, and August 25, 2017; and
(ii)The Parties wish to adjust the conditions of Exhibit I to the Agreement in relation with the Repair of the EQUIPMENT.
The Parties hereby have decided to enter into this 8th Amendment to the Equipment Supply Agreement (“Amendment”), pursuant to the following terms and conditions:
1.AMENDMENTS
1.1.        The Parties have mutually agreed to adjust the conditions related to EQUIPMENT Repair and Maintenance, and the Exhibit I to the Agreement shall be effective as per the Exhibit I hereto.

ESPAIDER No. ADT: 04209/19

2.RATIFICATION
2.1.    The Parties hereby ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.
In witness whereof, the Parties have executed this instrument in three (3) counterparts of equal content, in the presence of two witnesses.
São Paulo, November 05, 2019.

/s/ Renato Bertozzo Duarte
CPF: [*****]

/s/ Arthur Gaulke
CPF: [*****]
NET + PHONE TELECOMUNICAÇÕES LTDA.

/s/ Renato Bertozzo Duarte
CPF: [*****]

/s/ Arthur Gaulke
CPF: [*****]
PAGSEGURO INTERNET S.A.

/s/ signature illegible
PAX BR COMÉRCIO E SERVIÇOS LTDA.

/s/ signature illegible
TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS LTDA

Witnesses:
1. /s/ Nathalia Marques
Name: Nathalia Marques
CPF: [*****]

2. /s/ Fabiana A. Algaves
Name: Fabiana A. Algaves
CPF: [*****]
Contract Management – UOL
ID: [*****]
CPF: [*****]

[*****] Confidential information redacted

ESPAIDER No. ADT: 04209/19

EXHIBIT I
MAINTENANCE and WARRANTY of Equipment in Laboratory between PAX and the CLIENTS.
1 — WARRANTY
1.1— The Warranty of EQUIPMENT acquired by the CLIENTS shall be effective for [*****], as from [*****], and it shall cover [*****]. [*****].
2 — SERVICES
2.1— Maintenance and repair services (“Services”) shall be provided by PAX to the CLIENTS for the unit value specified in the chart below:
a)As from January 01, 2020:

Terminal	PAX PROPOSAL
D150	RS	[*****]
D155	R$	[*****]
D180	R$	[*****]
D190	R$	[*****]
D200	R$	[*****]
S920	R$	[*****]
A930C/C	R$	[*****]
A930S/C	R$	[*****]
D175	R$	[*****]
A50	R$	[*****]
Q92	R$	[*****]

The prices above are associated to repair + like new.
2.1.1 — The above-mentioned prices may be adjusted after the lapse of at least one year, using the INPC rate, using the basis date of January 1st, 2020 and upon mutual agreement of the Parties.
2.2 — Equipment semi-destroyed shall be repaired upon prior approval, from the CLIENTS, of specific budget or returned without repair with the relevant technical document proving the misuse, which, in such case, shall not be charged to the CLIENTS.
2.3 — PAX reserves its rights to not perform repair services on EQUIPMENT that presents signs of opening or technical intervention by third parties compromising the general condition of the EQUIPMENT after the lab repair.
2.4 — “Misuse/Semi-destruction” means all EQUIPMENT - therefore, not covered by the warranty - showing evidence of:
•Vandalism;
•Damages fallen terminal (broken cabinet);
•Wet equipment;
•Electric discharges [*****];
•Natural events (only sea air and heat waves);
•Indication of insects; or
•Violated/open Equipment or with third-party intervention.
2.5 — Spare parts (cables, charger, mini basis, lids, and external battery) will be billed separately.

[*****] Confidential information redacted

ESPAIDER No. ADT: 04209/19

3 — EQUIPMENT
3.1 — EQUIPMENT subject matter of the Services comprise all models sold by PAX and TRANSIRE, and which are acquired by the CLIENT.
3.2 — New models acquired by the CLIENT and/or Services not included in the price chart of section 2.1 above will have their prices for Post-Warranty Repair or misuse and Like-New Price previously agreed between the Parties.
4 — PAYMENT
4.1    — The Payment for the MAINTENANCE Services shall be made by the CLIENT within thirty (30) days as from the receipt of the Invoice/Bill, as per flow established in the AGREEMENT, in Section 10 - Price and Payment Conditions
5 — EFFECTIVENESS
5.1 — The effective term of this Exhibit shall be the same as the one established in the AGREEMENT, pursuant to Section 11 - Effectiveness and Termination.
6 — SLA
6.1 — Assumptions:
▪The deadline for performing the Services will be equivalent to [*****], as from the date the EQUIPMENT was received at PAX’s laboratory, subject to the disclosed monthly forecast.
▪If it takes more than [*****] to return the repaired machine, PAX undertakes to purchase such unrepaired machines, provided that the equipment/models have been included in the planning submitted by the CLIENT(s) at least [*****].
▪Control of SLA assessment will occur through the serial number of each equipment.
▪The volume for repair shall be agreed between the parties on a monthly basis.
▪Prices are effective as of January 2020 for the equipment listed in item 2.1(a).
6.2 — PAX ADJUSTMENT PERIOD (06 MONTHS).
6.2.1 — For the first six (06) months, PAX shall follow the following conditions concerning the SLA, penalties, and bonus. As from the seventh (7th) month, the SLA conditions and chart provided in item 6.3 below will be used.
6.2.2 — The parties have mutually agreed to a minimum compliance of [*****] - SLA:

		Total requests	Deadline
Requests answered	D+5	[*****]	[*****]
	D+6	[*****]
6.2.3 — The compliance with the goals defined above will be calculated based on the total of activities performed throughout the month, considering the date of receipt of the good for repair.
6.2.4 — The negative impact calculated on less than [*****] of the volume of equipment under repair for that month shall be subject to the following penalties:

Penalty
SLA	[*****]	[*****]	[*****]	[*****]
Penalty / Invoice	[*****]	[*****]	[*****]	[*****]
6.2.5 — Likewise, if PAX performs an exceptional service reaching more than [*****] of the deliveries within the deadline established above, PAX shall be entitled to the following bonus:

Bonus
SLA	[*****]	[*****]
Bonus	[*****]	[*****]

[*****] Confidential information redacted

ESPAIDER No. ADT: 04209/19

6.3 — PERIOD AFTER PAX ADJUSTMENT
6.3.1 - The parties mutually agree that, after the first six months (PAX Adjustment Period), the minimum compliance shall be of [*****] - SLA:

		Total requests	Deadline
Requests answered	D+5	[*****]	[*****]
	D+6	[*****]
6.3.2 - The compliance with the goals defined above will be calculated based on the total of activities performed throughout the month, considering the date of receipt of the good for repair.
6.3.3 - The negative impact calculated on less than [*****] of the volume of equipment under repair for that month shall be subject to the following penalties:

Penalty
SLA	[*****]	[*****]	[*****]	[*****]
Penalty / Invoice	[*****]	[*****]	[*****]	[*****]
6.3.4 - Likewise, if the Service Provider performs an exceptional service reaching more than [*****] of the deliveries within the deadline established above, the Client shall be entitled to the following bonus:

Bonus
SLA	[*****]	[*****]
Bonus	[*****]	[*****]

[*****] Confidential information redacted